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                                                                     EXHIBIT 4.7



                              QUADRAMED CORPORATION
                        OFFICERS' CERTIFICATE PURSUANT TO
               SECTIONS 2.3 AND 11.5 OF THE SUBORDINATED INDENTURE

           James D. Durham and John V. Cracchiolo do hereby certify that they are the Chairman of the Board, President and Chief Executive Officer and Executive Vice President, Chief Financial Officer and Secretary, respectively, of QuadraMed Corporation, a Delaware corporation (the "Company"), and do further certify, pursuant to resolutions of the Board of Directors of the Company adopted on April 7, 1998 (the "Resolutions"), and in accordance with Sections
2.3 and 11.5 of the Subordinated Indenture (the Subordinated Indenture as amended and supplemented by the Resolutions is herein referred to as the "Subordinated Indenture") dated as of May 1, 1998 between the Company and The Bank of New York, as trustee (the "Trustee"), as follows:

           1. A series of subordinated securities to be issued under the Subordinated Indenture and designated as the Company's 5.25% Convertible Subordinated Debentures due 2005 (the "Debentures") has been authorized. The following terms shall apply to the Debentures:

                      (a) The Debentures shall be limited to $115,000,000 in aggregate principal amount (including any over-allotment option) and shall mature on May 1, 2005;

                      (b) The Debentures shall bear interest at the rate of 5.25% per annum from May 1, 1998, payable semiannually on each May 1 and November 1, commencing November 1, 1998;

                      (c) The Debentures shall be issued initially in part as global debentures in registered form in the name of the Depositary (hereinafter defined) or its nominee in such denominations otherwise as in the form attached hereto as Annex A (the "Form of Debenture") with such changes thereto as may be required in the process of printing or otherwise producing the Debentures not affecting the substance thereof;

                      (d) The Depositary for the global Debentures shall be The Depository Trust Company;

                      (e) The global Debentures shall be exchangeable for definitive Debentures in registered form substantially the same as the global Debentures in denominations of $1,000 or any integral multiple thereof upon the terms and in accordance with the provisions of the Subordinated Indenture;

                      (f) The Debentures shall be payable (as to both principal and interest) when and as the same shall become due at the office of the Trustee, 101 Barclay Street, 21W, New York, New




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York 10286, provided that, as long as any part of the Debentures are in the form of one or more global Debentures, payments of interest with respect thereto may be made by wire transfer and provided further, that with respect to Debentures issued in definitive form, the Company elects to exercise its option to have interest payable by check mailed to the registered owners' address as they appear on the Register, as kept by the Trustee on each Record Date; and

                      (g) The Record Dates for the Debentures shall be April 15 and October 15, as the case may be, preceding each interest payment date.

            2. The Form of Debenture sets forth certain of the terms required to be set forth in this certificate pursuant to Section 2.3 of the Subordinated Indenture, and said terms are incorporated herein by reference. The Debentures were issued at the initial offering price of 100% of principal amount.

            3. In addition to the covenants set forth in Article 3 of the Subordinated Indenture, the Debentures shall include the following additional covenant:

            "SECTION 3.10 Limitations on Certain Other Subordinated
                          Indebtedness.

                        The Company shall not create, incur, assume or suffer to
            exist any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such indebtedness by its terms or the terms of the instrument creating or evidencing such indebtedness is subordinate in right of payment to, or ranks pari passu with, the Debentures."

            4. In addition to the Events of Default set forth in Section 5.1 of the Subordinated Indenture, the following additional Events of Default shall apply with respect to the Debentures and shall be subject to the other provisions of Article 5 of the Subordinated Indenture:

                      (i) failure to provide timely notice of a Repurchase Event as required by the Subordinated Indenture; and

                      (ii) default in the payment of the Repurchase Price in respect of any Debentures on the Repurchase Date therefore.

            5. In addition to the purposes for which a supplemental indenture may be entered into without the consent of the Holders of the Debentures, the following shall be considered a purpose:

                        "to make any provision with respect to the conversion
            rights of Holders of Debentures pursuant to the requirements



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            of Paragraph 8 herein, in the event of a consolidation, merger or sale of assets involving the Company."

            6. In addition to the limitations on supplemental indentures with the consent of Holders set forth in Section 8.2 of the Subordinated Indenture, the following limitations shall apply with respect to the Debentures and shall be subject to the other provisions of Article 8 of the Subordinated Indenture:

                      (i) impair the right of Holders of Debentures to require the Company to repurchase Debentures upon the occurrence of a Repurchase Event; and

                      (ii) make any change that adversely affects the right to convert any security as provided in Paragraph 8 herein or pursuant to Section
2.3 of the Subordinated Indenture (except as permitted by Section 8.1 of the Subordinated Indenture).

            7. The Debentures shall be subordinated in right of payment to Senior Indebtedness upon the following terms and conditions:

                      7.1. Debentures Subordinate to Senior Indebtedness.

                      The Company covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Paragraph 7 (subject to the provisions of Article 10 of the Subordinated Indenture), the indebtedness represented by the Debentures and the payment of the principal of (and premium, if any) and interest on each and all of the Debentures (including any repurchases or payments pursuant to Paragraph 9 herein) are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

                      7.2. Payment Over of Proceeds Upon Dissolution, Etc.

                      In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to a substantial part of its assets, or (2) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (1), (2) or
(3) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders



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of Senior Indebtedness, before the Holders of the Debentures are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest on the Debentures or on account of any purchase (including any repurchase pursuant to Paragraph 9 herein) or other acquisition of Debentures by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Debentures Payment"), and to that end the holders of all Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Debentures Payment which may be payable or deliverable in respect of the Debentures in any such Proceeding.

                      In the event that, notwithstanding the foregoing provisions of this subparagraph 7.2, the Trustee or the Holder of any Debenture shall have received any Debentures Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such Debentures Payment, have been made known to the Trustee pursuant to subparagraph 7.10 or, as the case may be, such Holder, then and in such event such Debentures Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                      For purposes of this Paragraph 7 only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Paragraph 7. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution or the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article 9 of the Subordinated Indenture shall not be deemed a Proceeding for the purposes of this subparagraph 7.2 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets



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substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 9 of the Subordinated Indenture.

                      7.3. Prior Payment to Senior Indebtedness Upon
                           Acceleration of Debentures.

                      In the event that any Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness outstanding at the time such Debentures so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Debentures are entitled to receive any Debentures Payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures).

                      In the event that, notwithstanding the foregoing, the Company shall make any Debentures Payment to the Trustee or any Holder of Debentures prohibited by the foregoing provisions of this Paragraph 7, and if such fact shall, at or prior to the time of such Debentures Payment, have been made known to the Trustee pursuant to subparagraph 7.10 or, as the case may be, such Holder, then and in such event such Debentures Payment shall be paid over and delivered forthwith to the Company.

                     The provisions of this subparagraph 7.3 shall not apply to any Debentures Payment with respect to which subparagraph 7.2 would be applicable.

                      7.4. No Payment in Certain Circumstances.

                      (a) No payment or distribution of any assets of the Company of any kind or character shall be made on account of the Debentures or on account of the purchase, redemption or other acquisition of the Debentures upon the occurrence of any default in the payment of any Senior Indebtedness in excess of $5,000,000 beyond any applicable grace period with respect thereto, unless and until such default is cured or waived or ceases to exist or such Senior Indebtedness is discharged.

                      (b) During the continuation of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, no payment or distribution of any assets of the Company of any kind or character shall be made by the Company on account of Subordinated Obligations or on account of the purchase, redemption or other acquisition of the Debentures for the period specified below (the "Payment Blockage Period"). The Payment Blockage Period shall commence upon the receipt of notice by the



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Company or the Trustee from any representative of a holder of Designated Senior
Indebtedness and shall end on the earlier of (i) 179 days thereafter, (ii) the date on which such event is cured or waived or ceases to exist or on which such Designated Senior Indebtedness is discharged, (iii) the date on which the maturity of any indebtedness (other than Senior Indebtedness) shall have been accelerated by virtue of such event, or (iv) the date on which such Payment Blockage Period shall have been terminated by notice to the Company or the Trustee from the representative of holders of the Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Company shall resume making any and all required payments in respect of the Debentures, including any missed payments. Only one Payment Blockage Period may be commenced during any period of 365 consecutive days. No event of default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days. In no event may a Payment Blockage Period extend beyond 179 days.

                      In the event that, notwithstanding the foregoing, the Company shall make any Debentures Payment to the Trustee or any Holder of Debentures prohibited by the foregoing provisions of this subparagraph 7.4, and if such fact shall, at or prior to the time of such Debentures Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Debentures Payment shall be paid over and delivered forthwith to the Company.

                      The Trustee shall give prompt written notice to the Company of any notice from a holder of Senior Indebtedness received by the Trustee pursuant to subparagraph 7.10 which would prohibit the making of any payment to or by the Trustee with respect to any Debentures.

                      The provisions of this subparagraph 7.4 shall not apply to any Debentures Payment with respect to which subparagraph 7.2 would be applicable.

                      7.5. Payment Permitted If No Default.

                      Nothing contained in this Paragraph 7 or elsewhere in the Subordinated Indenture or in any of the Debentures shall prevent (1) the Company, at any time except during the pendency of any Proceeding referred to in subparagraph 7.2 or under the conditions described in subparagraph 7.3 or 7.4 from making Debentures Payments, or (2) the application by the Trustee of any money deposited with it hereunder to Debentures Payments or the retention of such Debentures Payment by Holders of Debentures,



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if, at the time of such application by the Trustee, it did not have knowledge that such Debentures Payment would have been prohibited by the provisions of this Paragraph 7.

                      7.6. Subrogation to Rights of Holders of Senior
                           Indebtedness.

                      Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Paragraph 7 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of Debentures or the Trustee would be entitled except for the provisions of this Paragraph 7, and no payments over pursuant to the provisions of this Paragraph 7 to the holders of Senior Indebtedness by Holders of Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                      7.7. Provisions Solely to Define Relative Rights.

                      The provisions of this Paragraph 7 are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Paragraph 7 or elsewhere in this Subordinated Indenture or in the Debentures is intended to or shall (1) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of Debentures the principal of (and premium, if any) and interest on the Debentures, and to make any repurchases of the Debentures required by Paragraph 9 hereof, as and when the same shall become due and payable in accordance with the terms hereof; or (2) affect the relative rights against the Company of the Holders of Debentures and creditors of the Company other than the holders of Senior Indebtedness; or (3) prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Subordinated Indenture,



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subject to the rights, if any, under this Paragraph 7 of the holders of Senior
Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

                      7.8. Trustee to Effectuate Subordination and Payment
                           Provisions.

                      Each Holder of a Debenture by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination and payment provisions provided in this Paragraph 7 and appoints the Trustee his attorney-in-fact for any and all such purposes.

                      7.9. No Waiver of Subordination Provisions.

                      No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Subordinated Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Paragraph 7 or the obligations hereunder of the Holders of Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                      7.10. Notice to Trustee.

                      The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this Paragraph 7 or any other provision of the Subordinated Indenture, the Trustee shall not be charged with knowledge of the existence of any facts



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which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1 of the Subordinated Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this subparagraph 7.10 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on, or amounts payable upon redemption or repurchase of, any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                      Subject to the provisions of Section 6.1 of the Subordinated Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Paragraph 7, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Paragraph 7, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                      7.11. Reliance on Judicial Order or Certificate of
                            Liquidating Agent.

                      Upon any payment or distribution of assets of the Company referred to in this Paragraph 7, the Trustee, subject to the provisions of
Section 6.1 of the Subordinated Indenture, and the Holders of Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the



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Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Paragraph 7.

                      7.12. Trustee Not Fiduciary for Holders of Senior
                            Indebtedness.

                      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Paragraph 7 or otherwise.

                      7.13. Rights of Trustee as Holder of Senior Indebtedness;
                            Preservation of Trustee's Rights.

                      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Paragraph 7 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Subordinated Indenture shall deprive the Trustee of any of its rights as such holder.

                      Nothing in this Paragraph 7 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6 of the Subordinated Indenture.

                      7.14. Paragraph Applicable to Paying Agents.

                      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Paragraph 7 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Paragraph 7 in addition to or in place of the Trustee; provided, however, that subparagraph 7.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

           8. The Debentures shall be convertible into shares of Common Stock of the Company upon the following terms and conditions:

                      8.1. Conversion Privilege and Conversion Price.

                      Subject to and upon compliance with the provisions of this Paragraph 8, at the option of the Holder thereof, any



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Debentures or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on May 1, 2005. In case a Debenture or portion thereof is called for redemption at the election of the Company, such conversion right in respect of the Debentures shall expire at the close of business on the second business day preceding the Redemption Date.

                      The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $33.25 per share of Common Stock. The conversion price shall be adjusted in certain instances as provided in this Paragraph 8.

                      8.2. Exercise of Conversion Privilege.

                      In order to exercise the conversion privilege, the Holder of any Debenture to be converted shall surrender such Debenture, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 3.2 of the Subordinated Indenture, accompanied by written notice of conversion in the form provided on the Debenture (or such other notice as is acceptable to the Company) at such office or agency that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Debentures issued as global Debentures will be converted in accordance with the standing instructions and procedures of the Depositary and its participants. Debentures surrendered for conversion during the period from the close of business on any Regular Record Date through and including the next Interest Payment Date shall (except in the case of Debentures or portions thereof which have been called for redemption on a Redemption Date occurring on or before such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Debentures being surrendered for conversion. Subject to the provisions of
Section 2.7 of the Subordinated Indenture relating to the payment of Defaulted Interest by the Company, the interest payment with respect to a Debenture called for redemption on a Redemption Date during the period from the close of business on any Regular Record Date through and including the next Interest Payment Date shall be payable on such Interest Payment Date to the Holder of such Debenture at the close of business on such Regular Record Date notwithstanding the conversion of such Debenture after such Regular Record Date and on or prior to such Interest Payment Date, and the Holder converting such Debenture need not include a



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payment of such interest payment amount upon surrender of such Debenture for conversion. Except as provided in the preceding sentence and subject to the final paragraph of Section 2.7 of the Subordinated Indenture, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

                      Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in subparagraph 8.3.

                      In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Subordinated Security.

                      8.3. Fractions of Shares.

                      No fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Closing Price per share of Common Stock (consistent with subparagraph 8.4(h) below) at the close of business on the day of conversion (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

                      8.4. Adjustment of Conversion Price.

                      (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                      (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Debentures upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of its capital stock or other assets (including securities, but excluding any rights, options or warrants referred to in clause (b) of this subparagraph 8.4, any dividend or distribution paid exclusively in cash referred to in clause (e) of this subparagraph 8.4, any dividend or distribution referred to in clause (a) of this subparagraph 8.4 and any merger or consolidation to which subparagraph 8.11 applies), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                      (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Paragraph 9 applies or as part of a distribution referred to in clause (d) of this subparagraph 8.4) in an aggregate amount that, combined together with (1) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (e) has been made, and
(2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to clause (f) of this subparagraph 8.4 has been made, exceeds 12.5% of the product of the Current Market Price on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 12.5% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price on such date for determination.

                      (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (f) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to clause (e) of this Section has been made, exceeds 12.5% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the current market price per share of the Common Stock (determined as provided in clause (h) of this subparagraph 8.4) on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in clause (h) of this subparagraph 8.4) as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                      (g) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which subparagraph 8.11 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (d) of this subparagraph 8.4), and
(ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (c) of this subparagraph 8.4).

                      (h) For the purpose of any computation under clauses (b),
(d), (e) and (f) of this subparagraph 8.4, the current market price per share of Common Stock (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The "Closing Price" for each Trading Day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations system ("NASDAQ") National Market System ("NASDAQ/NMS") or, if not listed or admitted to trading on NASDAQ/NMS, on NASDAQ, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or NASDAQ/NMS or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                      (i) No adjustment in the conversion price shall be required to be made until cumulative adjustments (plus any adjustments not previously made by reason of this paragraph (i)) amount to at least 1% of the conversion price, as last adjusted; provided, however, that any adjustments which by reason of this subparagraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (i) shall be made to the nearest cent.

                      (j) In addition to those required by clauses (a), (b),
(c), (d), (e) and (f) of this subparagraph 8.4, the Company from time to time may make such reductions in the conversion price by any amount, (i) to the extent permitted by law for any period of at least 20 days, in which case the Company shall give 15 days notice of such decrease and (ii) to such extent as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of shares of Common Stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event. The Company shall have the power to resolve any ambiguity or correct any error in this clause (j) and its actions in so doing shall be final and conclusive.

                      8.5. Notice of Adjustments of Conversion Price.

                      Whenever the conversion price is adjusted as herein provided:

                      (a) the Company shall compute the adjusted conversion price in accordance with subparagraph 8.4 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 3.2 of the Subordinated Indenture; and

                      (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all

Holders of Debentures at their last addresses as they shall appear in the Security Register.

                      8.6. Notice of Certain Corporate Action.

                      In case:

                      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

                      (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                      (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                      (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding Common Stock (or shall amend any such tender offer);

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 3.2 of the Subordinated Indenture, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation, winding up or tender offer is expected to become effective, and the date or dates as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation, winding up or tender offer. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this subparagraph 8.6. If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

                      8.7. Company to Reserve Common Stock.

                      The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Debentures.

                      8.8. Taxes on Conversions.

                      The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

                      8.9. Covenant as to Common Stock.

                      The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and, except as provided in subparagraph 8.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                      8.10. Cancellation of Converted Debentures.

                      All Debentures delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10 of the Subordinated Indenture.

                      8.11. Provisions in Case of Consolidation, Merger or Sale
                            of Assets.

                      In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then outstanding shall have the right thereafter, during the period such Debenture shall be convertible as specified in subparagraph 8.1, to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person, and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 8. The above provisions of this Paragraph 8 shall similarly apply to successive consolidations, mergers, sales or transfers.

                      8.12. Trustee's Disclaimer.

                      The Trustee has no duty to determine when an adjustment under this Paragraph 8 should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for the Company's failure to comply with this Paragraph 8.

            9. The Debentures shall be subject to repurchase at the option of the Holders upon the following terms and conditions:

                      9.1. Right to Require Repurchase.

                      In the event that a Repurchase Event (as hereinafter defined) shall occur after the date of issuance of the Debentures, then each Holder of Debentures shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Debentures, or any portion of the principal amount thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 30 days after the date of the Company Notice (as defined in subparagraph 9.2), for cash at a purchase price (the "Repurchase Price") equal to 100% of the principal amount of the Debentures to be repurchased, together with accrued and unpaid interest to the Repurchase Date. Such right to require the repurchase of the Debentures shall not continue after a discharge of the Company from its obligations with respect to the Debentures in accordance with Article 10 of the Subordinated Indenture, unless a Repurchase Event shall have occurred prior to such discharge.

                      9.2. Notices; Method of Exercising Repurchase Right, Etc.

                      (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Debentures, on or before the 15th calendar day after the occurrence of a Repurchase Event, the Company or, at the request (and expense) of the Company, the Trustee, shall mail to all Holders of Debentures a notice (the "Company Notice") of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof.

                      Each notice of a repurchase right shall state:

                               (1) the Repurchase Date,

                               (2) the date by which the repurchase right must
be exercised,

                               (3) the Repurchase Price for the Debentures, and

                               (4) a description of the procedure which a Holder
of Debentures must follow to exercise a repurchase right.

                      No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Debentures.

                      If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

                      (b) To exercise a repurchase right, a Holder of Debentures shall deliver to the Company (or an agent designated by the Company for such purpose) and to the Trustee on or before the close of business on the Repurchase Date (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Debentures to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Debentures with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable, except that the right of the

Holder to convert the Debentures with respect to which the repurchase right is being exercised shall continue until the close of business on the Repurchase Date.

                      (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash to the Holder on the Repurchase Date, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Debentures as to which the purchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Debentures, or one or more predecessor Debentures, registered as such at the close of business on the relevant Regular Record Date according to the terms and provisions of Article 2 of the Subordinated Indenture.

                      (d) If any Debenture surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Debenture and each Debenture shall remain convertible into Common Stock until the principal of such Debenture shall have been paid or duly provided for.

                      (e) Any Debenture which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, containing identical terms and conditions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Debenture so surrendered.

                      (f) Prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.4 of the Subordinated Indenture) an amount of money sufficient to pay the Repurchase Price of the Debentures that are to be repaid on the Repurchase Date.

                      9.3. "Change of Control," "Termination of Trading" and
                           "Repurchase Event" Defined.

                      (a) A Change of Control or a Termination of Trading shall constitute a "Repurchase Event" giving rise to the right under this Paragraph 9 on the part of each Holder of a Debenture to require, at the Holder's option, the Company to repurchase such Holder's Debentures.

                      (b) For purposes of this Paragraph 9, "Change of Control" shall occur when: (i) all or substantially all of the Company's assets are sold as an entirety to any Person or related group of Persons; (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of Common Stock immediately before such transaction; (iii) any Person, or any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; (iv) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

                      (c) For purposes of this Paragraph 9, a "Termination of Trading" shall occur if the Common Stock (or other common stock into which the Debentures are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

           10. In addition to the definitions set forth in Article 1 of the Subordinated Indenture, the Debentures shall include the following additional definitions, which, in the event of a conflict with the definitions of terms in the Subordinated Indenture, shall control:

           "Change of Control" shall have the meaning specified in subparagraph 9.3.

           "Closing Price" has the meaning specified in subparagraph 8.4(h).

           "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of subparagraph 8.11, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

           "Current Market Price" has the meaning specified in subparagraph 8.4(h).

           "Debentures Payment" has the meaning specified in subparagraph 7.2.

           "Designated Senior Indebtedness" means (i) amounts now or hereafter outstanding under the Company's existing bank credit facilities or indebtedness incurred to extend, refund or refinance such amounts and (ii) any Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $5.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

           "NASDAQ" and "NASDAQ/NMS" have the meanings specified in subparagraph 8.4(h).

           "Repurchase Date" has the meaning specified in subparagraph 9.1.

           "Repurchase Event" has the meaning specified in subparagraph 9.3(d).

           "Repurchase Price" has the meaning specified in subparagraph 9.15.

           "Senior Indebtedness" means all indebtedness, liabilities or other obligations of the Company, other than the Debentures, whether existing on the date of execution of this Indenture or thereafter created, incurred or assumed, except any such other indebtedness, liabilities or other obligations that by their terms or by operation of law are subordinated to, or subordinated on a parity with, the Debentures.

           "Subordinated Obligations" means any principal of, premium, if any, and interest on the Debentures payable pursuant to the terms of the Debentures or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Debentures or amounts corresponding to such principal, premium, if any, or interest on the Debentures.

           "Termination of Trading" has the meaning specified in subparagraph 9.3(b).

           "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

           11. The Debentures shall not be subject to any defeasance pursuant to
Section 10.1 of the Subordinated Indenture.

           12. Each of the undersigned is authorized to approve the form, terms and conditions of the Debentures pursuant to the Resolutions.

           13. Attached hereto as Annex B is a true and correct copy of the Resolutions.

           14. Attached hereto as Annex C are true and correct copies of the letter addressed to the Trustee entitling the Trustee to rely on the Opinion of Counsel attached thereto, which Opinion relates to the Debentures and complies with Section 11.5 of the Subordinated Indenture.

           15. Each of the undersigned has reviewed the provisions of the Subordinated Indenture, including the covenants and conditions precedent pertaining to the issuance of the Debentures.

           16. In connection with this certificate each of the undersigned has examined documents, corporate records and certificates and has spoken with other officers of the Company.

           17. Each of the undersigned has made such examination and investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions precedent of the Subordinated Indenture pertaining to the issuance of the Debentures have been satisfied.

           18. In our opinion all of the covenants and conditions precedent provided for in the Subordinated Indenture for the issuance of the Debentures have been satisfied.

           19. If and to the extent that any provision of this certificate qualifies or conflicts with any provision of the Subordinated Indenture, the provisions of this certificate shall control.

           Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Subordinated Indenture or the Debentures, as the case may be.

                            [signature page follows]

           IN WITNESS WHEREOF, each of the undersigned officers has executed this certificate this 1st day of May 1998.


                                              /s/ James D. Durham
                                             ----------------------------------
                                             Name: James D. Durham
                                             Title: Chief Executive Officer


                                              /s/ John V. Cracchiolo
                                             ----------------------------------
                                             Name: John V. Cracchiolo
                                             Title: Executive Vice President
                                                    and Chief Financial Officer